Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Krispy Kreme Doughnuts, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 1, 2009.

/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
September 24, 2009